Exhibit 5.3

Deloitte LLP 122 1st Ave. S. Suite 400 Saskatoon SK S7K 7E5 Canada Tel: +13063434400 Fax: +13063434480 www.deloitte.ca

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of our report dated January 29, 2018 relating to the consolidated financial statements of CanniMed Therapeutics Inc. appearing in the Registration Statement on Form 40-F of Aurora Cannabis Inc.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Professional Accountants

Saskatoon, Canada

May 10, 2019